Exhibit 99.3

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT, dated as of August 1, 2007, among each of the Subsidiary Guarantors (as defined in the Credit Agreement referred to below) of PRIMEDIA Inc. (the “Borrower”) listed on the signature pages hereto (each a “Guarantor” and together with any other entity that becomes a party hereto pursuant to Section 11 hereof, the “Guarantors”).  As used herein, the term “Contributor” shall mean each of the Guarantors required to make any payment to any other Guarantor pursuant to Section 1 of this Contribution Agreement.  Except as otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meaning assigned to those terms in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H :

WHEREAS, the Borrower, various lending institutions from time to time party thereto (the “Banks”), The Bank of New York, as Syndication Agent, Lehman Brothers Inc., Citibank, N.A. and Fifth Third Bank, as Co-Documentation Agents, and Credit Suisse, Cayman Islands Branch, as Administrative Agent, have entered into a Credit Agreement, dated as of August 1, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans and the issuance of, and participation in, Letter of Credit as contemplated therein;

WHEREAS, it is a condition precedent to the making of Loans and the issuance of, and participation in, Letter of Credit under the Credit Agreement that each Guarantor shall executed and delivered this Contribution Agreement;

WHEREAS, each Guarantor will obtain benefits from the occurrence of the Initial Borrowing Date and the incurrence of Loans by the Borrower and the issuance of Letter of Credit for the account of the Borrower under the Credit Agreement and, accordingly, each Guarantor has executed and delivered the Subsidiary Guaranty in order to satisfy the condition precedent described in the preceding paragraph and to induce the Banks to make Loans to the Borrower and the Letter of Credit Issuer to issue Letters of Credit for the account of the Borrower;

WHEREAS, pursuant to the Subsidiary Guaranty, each of the Guarantors has agreed unconditionally and irrevocably, and jointly and severally, to guaranty as primary obligor and not merely as surety the Guaranteed Obligations (as defined in the Subsidiary Guaranty); and

WHEREAS, the Guarantors wish to enter into this Contribution Agreement to effect an equitable sharing of the Guaranteed Obligations;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             CONTRIBUTION.  At any time a payment in respect of the Guaranteed Obligations is made under the Subsidiary Guaranty, the right of contribution, if any, of each Guarantor against each Contributor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under the Subsidiary Guaranty.  At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as hereinafter defined) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each Contributor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such Contributor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such Contributor.  A Guarantor’s right of contribution, if any, pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full and the Total Revolving Loan Commitment has been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Contribution Agreement against any Contributor shall be expressly junior and subordinate to such Contributor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under the Subsidiary Guaranty.  As used in this Agreement, (i) each Contributor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth of such Contributor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth of such Guarantor or (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair salable value of such Guarantor’s assets on the Initial Borrowing Date exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to (1) any Guaranteed Obligations arising under the Subsidiary Guaranty and (2) any obligations of such Guarantor in respect of the Borrower’s other Indebtedness for borrowed money), in each case after giving effect to the transactions occurring on the Initial Borrowing Date.

2.             NO OTHER CONTRIBUTION OR SUBROGATION RIGHTS.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to Section 1, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment, any such right of contribution or subrogation arising under law or otherwise being expressly waived by all Guarantors.

3.             CONTRIBUTION RIGHT AS AN ASSET.  Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Guarantor has the right to waive its contribution right against any other Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Banks.

4.             AMENDMENT OR WAIVER.  Any provision of this Contribution Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and consented to by the Required Banks.

5.             BENEFIT OF AGREEMENT.  The provisions of this Contribution Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. To the extent any such successor shall be a successor to all or part of the assets of a Guarantor, such successor shall also constitute a Guarantor, with a Contribution Percentage equal to the Contribution Percentage of the predecessor corporation or as otherwise consented to by the Required Banks.

6.             PRESERVATION OF RIGHTS.  This Contribution Agreement shall not limit any right which any Guarantor may have against any other Person which is not a party hereto.

7.             TERMINATION.  This Contribution Agreement, as it may be amended, supplemented or otherwise modified from time to time, shall remain in effect and shall not be terminated as to any Guaranteed Obligation until such Guaranteed Obligation has been discharged or otherwise satisfied in accordance with the laws of the State of New York.

8.             GOVERNING LAW.  THIS CONTRIBUTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

9.             COUNTERPARTS.  This Contribution Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.           EFFECTIVENESS.  This Contribution Agreement shall become effective upon execution hereof by each such party and delivery of executed counterparts hereof by them to the Administrative Agent.

11.           ADDITIONAL GUARANTORS.  At each time that (x) each Restricted Subsidiary of the Borrower (other than a Foreign Subsidiary) is formed or acquired after the Initial Borrowing Date except, with respect to any newly formed or acquired Partially-Owned Restricted Subsidiary, to the extent the Borrower shall have made a Non-Guarantor Designation as to such Partially-Owned Restricted Subsidiary or (y) any Excluded Domestic Restricted Subsidiary is designated by the Borrower as a Subsidiary Guarantor, in each case, in accordance with the terms of the Credit Agreement, it shall upon execution of a counterpart hereof or of a Subsidiary Assumption Agreement become a Guarantor for all purposes of this Contribution Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed by their respective authorized officers as of the date first above written.

CONSUMER SOURCE INC.
CONSUMER SOURCE HOLDINGS, INC.
COVER CONCEPTS MARKETING SERVICES LLC
PRIMEDIA WORKPLACE LEARNING LP

By:	/s/ Jason S. Thaler
Name: Jason S. Thaler
Title: Senior Vice President